               ACT MANUFACTURING (THAILAND) PUBLIC COMPANY LIMITED
                                AND SUBSIDIARIES

                        Consolidated Financial Statements
                                November 24, 2001

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
ACT Manufacturing (Thailand) Public Company Limited:


We have audited the accompanying consolidated balance sheet of ACT Manufacturing (Thailand) Public Company Limited and subsidiaries as of November 24, 2001, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ACT Manufacturing (Thailand) Public Company Limited and subsidiaries as of November 24, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.




September 10, 2002




KPMG Audit (Thailand) Limited

                             ACT MANUFACTURING (THAILAND) PUBLIC COMPANY LIMITED
                                               AND SUBSIDIARIES

                                         Consolidated Balance Sheets

                                              November 24, 2001

                                   (In thousands of US$, except share data)

                                            ASSETS                                                          2001
                                                                                                       ----------------
Current assets:
    Cash and cash equivalents                                                                          $        11,538
    Short-term investment (note 2)                                                                               1,020
    Trade accounts receivable, net of allowance for doubtful
       accounts of $6,581                                                                                       23,502
    Inventories, less obsolescence reserve (note 3)                                                             23,235
    Due from affiliated company                                                                                    472
    Other current assets                                                                                         1,102
                                                                                                       ----------------

                  Total current assets                                                                          60,869

Other receivables                                                                                                  101
Net property, plant and equipment (notes 4 and 6)                                                               18,327
Goodwill, net (note 5)                                                                                          86,001
                                                                                                       ----------------

                    Total assets                                                                       $       165,298
                                                                                                       ================

                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current installments of long-term debt (note 6)                                                    $         4,994
    Bank overdrafts and notes payable to banks                                                                   3,883
    Trade accounts payable                                                                                      18,334
    Income taxes payable (note 9)                                                                                  986
    Due to affiliated company                                                                                      408
    Accrued expenses                                                                                             4,271
    Other current liabilities                                                                                    1,558
                                                                                                       ----------------
                    Total current liabilities                                                                   34,434

Long-term debt, excluding current installments (note 6)                                                         17,553
Long-term service benefits (note 10)                                                                               490
                                                                                                       ----------------

                    Total liabilities                                                                           52,477
                                                                                                       ----------------

Stockholders' equity:
    Common stock, Baht 10 par value.  Authorized 72,050,000 shares;
       issued and outstanding 68,529,136 shares in 2001 (note 8)                                                15,679
    Additional paid-in capital (note 8)                                                                         85,783
    Retained earnings                                                                                           11,409
    Accumulated other comprehensive loss                                                                           (50)
                                                                                                       ----------------
                    Total stockholders' equity                                                                 112,821

Commitments and contingencies (notes 6 and 11)                                                                    --
                                                                                                       ----------------

                    Total liabilities and stockholders'equity                                          $       165,298
                                                                                                       ================


See accompanying notes to consolidated financial statements.

                             ACT MANUFACTURING (THAILAND) PUBLIC COMPANY LIMITED
                                               AND SUBSIDIARIES

                                       Consolidated Statement of Income

                                         Year ended November 24, 2001

                                   (In thousands of US$, except share data)


                                                                                                      2001
                                                                                                 ----------------
Net sales                                                                                        $     207,380
Cost of goods sold                                                                                     183,588
                                                                                                 ----------------
                  Gross profit                                                                          23,792

Selling, general and administrative expenses                                                             6,731
Amortization of goodwill                                                                                 9,904
                                                                                                 ----------------

                  Operating income                                                                       7,157

Other income (expense):
    Interest expense                                                                                    (2,669)
    Other income                                                                                         3,630
    Other expense                                                                                         (125)
                                                                                                 ----------------

                  Income before income taxes                                                             7,993
Income taxes (note 9)                                                                                      449
                                                                                                 ----------------

                  Net income                                                                     $       7,544
                                                                                                 ================

Basic earnings per share                                                                         $        0.19
                                                                                                 ================

Weighted average number of shares outstanding-
basic                                                                                               40,549,714
                                                                                                 ================


See accompanying notes to consolidated financial statements.


                                 ACT MANUFACTURING (THAILAND) PUBLIC COMPANY LIMITED
                                               AND SUBSIDIARIES

                    Consolidated Statements of Stockholders' Equity and Comprehensive Income

                                           Year ended November 24, 2001

                                    (In thousands of US$, except share data)
                                                                                                ACCUMULATED
                                                                 ADDITIONAL                        OTHER            TOTAL
                                                    COMMON        PAID-IN       RETAINED       COMPREHENSIVE    STOCKHOLDERS'
                                                     STOCK        CAPITAL       EARNINGS           LOSS             EQUITY
                                                  ------------   -----------   ------------    --------------   ----------------
Balances at November 25, 2000                     $   5,179        85,621          3,865              (17)             94,648
    Net income                                         --            --            7,544              --                7,544
    Foreign currency translation
     adjustments                                       --            --             --                (33)                (33)
                                                                                                                ----------------
    Comprehensive income                                                                                                7,511
                                                                                                                ----------------
Shares issued in connection with:
    Issuance of common stock, 68,529,136
     shares at Baht 10                               10,500          --             --                --               10,500
    Second tender offer                                --             162           --                --                  162
                                                  ------------   -----------   ------------    --------------   ----------------

Balances at November 24, 2001                     $  15,679        85,783         11,409              (50)            112,821
                                                  ============   ===========   ============    ==============   ================

See accompanying notes to consolidated financial statements.

                             ACT MANUFACTURING (THAILAND) PUBLIC COMPANY LIMITED
                                              AND SUBSIDIARIES

                                    Consolidated Statement of Cash Flows

                                        Year ended November 24, 2001

                                            (In thousands of US$)

                                                                                                    2001
                                                                                                --------------
Cash flows from operating activities:
    Net income                                                                                  $       7,544
    Adjustments to reconcile net income
       to net cash provided by operating activities:
          Depreciation and amortization of property, plant and equipment                                2,125
          Goodwill amortization                                                                         9,905
          Provision for obsolete inventory                                                                156
          Gain on sale of equipment                                                                       (52)
          Provision for long-term service benefits                                                         17
          Changes in operating assets and liabilities:
             Trade accounts receivable                                                                 21,806
             Inventories                                                                               16,516
             Due from affiliated company                                                                 (472)
             Other current assets                                                                         638
             Other receivables                                                                             (2)
             Trade accounts payable                                                                   (29,734)
             Income taxes payable                                                                         326
             Due to affiliated company                                                                 (3,086)
             Accrued expenses                                                                          (7,054)
             Other current liabilities                                                                    289
                                                                                                --------------

                Net cash provided by operating activities                                              18,922
                                                                                                --------------

Cash flows from investing activities:
    Purchases of short-term investments                                                                (1,020)
    Proceeds from sale of equipment                                                                        65
    Purchases of property, plant and equipment                                                         (3,037)
                                                                                                --------------

                Net cash used in investing activities                                                  (3,992)
                                                                                                --------------

Cash flows from financing activities:
    Net payments on bank overdrafts and notes payable to banks                                        (26,292)
    Principal payments on long-term debt                                                              (16,523)
    Proceeds from long-term debt                                                                       24,970
    Proceeds from issuance of common stock                                                             10,500
                                                                                                --------------

                Net cash used in financing activities                                                  (7,345)
                                                                                                --------------

Effects of exchange rate differences on cash and cash equivalents                                         (52)
                                                                                                --------------


Net increase in cash and cash equivalents                                                               7,533

Cash and cash equivalents at beginning of year                                                          4,005
                                                                                                --------------

Cash and cash equivalents at end of year                                                        $      11,538
                                                                                                ==============

Supplemental disclosure of cash flow information: Cash paid during the year:
       Interest                                                                                         2,798
       Income taxes                                                                                       725

Supplemental disclosure of non-cash activities:
       Increase in goodwill from purchase of shares from minority
          shareholders by Parent                                                                          162


See accompanying notes to consolidated financial statements.

             ACT MANUFACTURING (THAILAND) PUBLIC COMPANY LIMITED.
                                AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                                November 24, 2001

                               In Thousands of US$



(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

     (a) DESCRIPTION OF BUSINESS

         ACT Manufacturing (Thailand) PCL ("the Company") is a registered Thai company in the business of assembling electronic products for export. The Company was listed on the Stock Exchange of Thailand in 1989. On August 2, 2000, ACT Manufacturing Inc. ("ACT Inc."), a registered company in the United States, acquired 99.7% of the Company's issued shares and all of the outstanding options. The Company was delisted from the Stock Exchange of Thailand and changed its name to ACT Manufacturing (Thailand) Public Company.

         The Company has three wholly owned subsidiaries located in Singapore, California and Wales. The subsidiaries' activities range from purchasing in Singapore and sales and marketing in California. The subsidiary in Wales is dormant and currently does not conduct any business.

         Thailand and many Asia Pacific countries continue to experience economic difficulties since 1997. The accompanying consolidated financial statements reflect management's current assessment of the possible impact of the economic conditions on the financial position of the Company and subsidiaries.

     (b) BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

         The financial statements and associated notes are presented in US dollars, rounded to the nearest thousand.

         The consolidated financial statements include the financial statements of ACT Manufacturing (Thailand) Public Company Limited and its three wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     (c) CASH AND CASH EQUIVALENTS

         Cash equivalents consist of cash in hand and deposits at banks and financial institutions with original maturities of three months or less.

     (d) ACCOUNTS RECEIVABLE

         Accounts receivable are recorded at cost, less the related allowance for doubtful accounts. The allowance for doubtful accounts is based on management's evaluation of specific accounts.

     (e) INVENTORIES

         Inventories include material, labor and overhead and are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

             ACT MANUFACTURING (THAILAND) PUBLIC COMPANY LIMITED.
                                AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                                November 24, 2001

                               In Thousands of US$


     (f) PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are stated at cost. Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized straight-line over the shorter of the lease term or estimated useful life of the asset. The useful lives of the classes of property, plant and equipment are as follows:

                       Buildings                    20-25 years
                       Machinery and equipment      4-5 years
                       Leasehold improvements       5-10 years
                       Vehicles                     2-5 years

     (g) GOODWILL

         Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the period of expected benefit of 10 years. Goodwill is stated at net of amortization. (See note 1(j))

     (h) INCOME TAXES

         Income taxes are accounted for under the asset and liability method. Deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     (i) LONG-TERM SERVICE BENEFIT

         Under labor laws applicable to companies in Thailand, all employees with more than 120 days of service are entitled to severance pay on termination of service, including death, forced termination or retrenchment, or in the event of retirement at age 60. The termination benefits are unfunded.

     (j) IMPAIRMENT

         The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     (k) REVENUE RECOGNITION

         Revenue is recognized upon shipment of the product or otherwise, under certain contracts, when title to and risks and rewards of ownership pass to the customer.

             ACT MANUFACTURING (THAILAND) PUBLIC COMPANY LIMITED.
                                AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                                November 24, 2001

                               In Thousands of US$


     (l) COMMITMENTS AND CONTINGENCIES

         Liabilities for loss contingencies, arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

     (m) EARNINGS PER SHARE

         Basic and diluted earnings per share are computed using the weighted average number of shares outstanding. As at November 24, 2001, there were no instruments outstanding that would have a dilutive effect on the diluted earnings per share calculation.

     (n) FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash and cash equivalents, short-term investments, accounts receivable, accounts payable and loans from financial institutions. The Company believes that the carrying amount of these instruments approximate their fair value.

     (o) FOREIGN CURRENCY

         Transactions in foreign currencies are translated to US dollars at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to US dollars at the foreign exchange rate ruling at that date. Foreign exchange differences arising on translation are recognized in the statement of income. Total foreign exchange gains are included in other income and totaled approximately $1,760.

         The Company's functional currency is US dollars. The financial statements of the Company's foreign subsidiaries are measured in the local currency as the functional currency. Assets and liabilities are translated at exchange rates in effect at the balance sheet date. Revenue and expenses are translated at average exchange rates in effect during the year. The effects of these translation adjustments are reported as a separate component of stockholders' equity.

     (p) USE OF ESTIMATES

         Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in accordance with generally accepted accounting principles. Actual results could differ from those estimates.

(2)   SHORT-TERM INVESTMENTS

         Short-term investments consist of fixed term deposits with maturities between three months and one year. At November 24, 2001 fixed term deposits amounted to $1,020.

             ACT MANUFACTURING (THAILAND) PUBLIC COMPANY LIMITED.
                                AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                                November 24, 2001

                               In Thousands of US$


(3)   INVENTORIES

          Inventories consist of the following:

                                                2001
                                            --------------
    Finished goods                          $      3,990
    Work in process                                4,373
    Raw materials                                 18,678
    Less: Provision for obsolete
       inventory                                  (3,806)
                                            --------------
                                            $     23,235
                                            ==============

          At November 24, 2001 the amount of finished goods, included above, consigned to customers totals $2,800.

(4)   PROPERTY, PLANT AND EQUIPMENT

          Property, plant and equipment as at November 24, 2001 consist of the following:

                                                2001
                                            ---------------
    Land                                    $       3,266
    Buildings                                       6,809
    Machinery and equipment                         9,881
    Leasehold improvements                          1,044
    Vehicles                                           17
    Construction in progress                          101
                                            ---------------
    Total                                          21,118
    Less accumulated depreciation                  (2,791)
                                            ---------------
                                            $      18,327
                                            ===============

          Depreciation expense amounted to $2,125 for the year ended November 24, 2001.


(5)   GOODWILL

          The changes in the carrying amount of goodwill for the year ended November 24, 2001 are as follows:

              Balance at November 24, 2000            $      95,744
              Goodwill acquired during the year                 162
              Amortization during the year                   (9,905)
                                                      ---------------

              Balance at November 24, 2001            $      86,001
                                                      ===============

          The accumulated amortization of goodwill at November 24, 2001 was approximately $13,200.

             ACT MANUFACTURING (THAILAND) PUBLIC COMPANY LIMITED.
                                AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                                November 24, 2001

                               In Thousands of US$


(6)   BORROWING FACILITIES

      In March 2001, the Company entered into a credit facilities agreement with two local banks, which has five tranche facilities. The agreement is guaranteed by ACT Manufacturing Inc. and secured by the Company's land and buildings in Korat, Rangsit and Hi-Tech Industrial Estate and certain machinery and equipment with a total net book value at November 24, 2001 of $10,800. These loans carry restrictive covenants pertaining to the performance and the ratio of debt to equity which will be effective beginning January 2002. The five tranche facilities include the following:

           Tranche A and B are long-term facilities with maximum aggregate principals of $24,970. Both Tranches bear interest at LIBOR plus 2.5% and are payable in quarterly installments until 2006. As at November 24, 2001, interest rates ranged from 6.25% to 7.38%. The total from both Tranches outstanding at November 24, 2001 was $22,547.

           Tranche C is short-term revolving credit lines aggregating $28.5 million, of which $1,085 was outstanding as at November 24, 2001. The credit lines bear interest at a range of LIBOR plus 2.5% to 2.75%. At November 24, 2001, interest rates ranged from 6.41% to 6.87%.

           Tranche D is banking overdraft lines aggregating Baht 20 million, of which Baht 2.146 million ($49) was outstanding at November 24, 2001. The Company's banking overdraft lines carry interest at the rate of MOR, which was equal to 8% on average.

           Trance E is a guarantee credit line aggregating Baht 40 million, of which Baht 32 million ($730) was outstanding at November 24, 2001.

      The Company has another short-term revolving credit line facility aggregating $4,000, which was not used at November 24, 2001. The overdraft line carries interest at LIBOR plus 2.75%.

      One of the Company's subsidiaries has outstanding bank overdrafts amounting to $2,749 at November 24, 2001. The bank overdrafts bear interest at rates ranging from prime to prime plus 2% per annum.

       The aggregate amounts of maturities of long-term debt for each of the five years subsequent to November 24, 2001 are as follows: 2002, $4,994; 2003, $4,994; 2004, $4,994; 2005, $4,994; and 2006, $2,571.
       Interest cost incurred during the year amounted to approximately
       $2,699.

             ACT MANUFACTURING (THAILAND) PUBLIC COMPANY LIMITED.
                                AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                                November 24, 2001

                               In Thousands of US$

(7)   LEASES

          The Company leased the property located at Korat plant to a third party under a 5-year cancelable agreement with a renewal option for an additional 3 years. Each party to the agreement has the right to terminate the lease by giving 6 months written notice to the other. At November 24, 2001 the gross amount of plant and equipment and related accumulated amortization relating to this operating lease amounted to approximately $4,900 and $1,300, respectively.

          The Company also has several noncancelable operating leases, primarily for vehicles and computer equipment that expire over the next three years. Rental expenses for operating leases during 2001 amounted to $509.

          Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) at November 24, 2001 are 2002: $493; 2003: $289; and 2004: $127.

(8)   STOCKHOLDERS' EQUITY

          The Company increased its registered capital from Baht 220.5 million to Baht 720.5 million by issuing 50 million new shares at par value of Baht 10. The shares were allocated only to ACT Inc. ACT Inc. paid up approximately $10,500 for 47 million of the shares allocated during the year ended November 24, 2001. Total issued and paid-up share capital at November 24, 2001 amounted to $15,679.

(9)   INCOME TAXES

          The Company has been granted certain rights and privileges as a promoted industry under the Thailand's Board of Investment ("BOI"). The primary privileges received from BOI include an exemption from income tax on profit from operations and an exemption from import duty on production machinery and equipment and raw materials used in products for export. These privileges are available for a period of seven years. The majority of these privileges will end in January 2004.

          Current income tax expense based on income before income taxes consisted of domestic and foreign taxes in the amount of $317 and $132, respectively. There was no deferred income tax expense.

             ACT MANUFACTURING (THAILAND) PUBLIC COMPANY LIMITED.
                                AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                                November 24, 2001

                               In Thousands of US$


          Income tax expense (benefit) differed from the amounts computed by applying the Thailand income tax rate of 30% to pretax income from continuing operations as a result of the following:

                                                               2001
                                                           -------------
              Tax at statutory rate                        $     2,398
              Increase (reduction) in income taxes
                resulting from:
                Amortization of goodwill, not
                deductible for tax                               2,972
                Income tax benefit from BOI privileges          (4,824)
                Other, net                                         (97)
                                                           -------------
              Income tax expense                           $       449
                                                           =============

          The Company does not have any deferred tax assets or liabilities at November 24, 2001. The excess of tax basis over book basis is projected to turn around during the period that the Company will be receiving BOI privileges. The effective tax rate during the BOI privilege period is zero. For the year ended November 24, 2001 the income tax benefit from BOI privileges amounted to $0.12 per share.

          The Company has not recognized differences between the carrying amounts over the tax basis for investments in foreign subsidiaries because assets representing those differences will be permanently reinvested.

(10)  LONG-TERM SERVICE BENEFITS

          At November 24, 2001, the present value of the unfunded obligations for long-term service benefits due to employees was approximately $490. Current service costs recognized in the statement of income amounted to $17. The assumptions used included a discount rate of 6.0% and a rate of compensation increase of 3.0%. During the year, no actual benefits were paid.

(11)  COMMITMENTS AND CONTINGENCIES

          The Company received a claim from a supplier relating to purchase commitments. This claim was recorded as a liability at November 24, 2001 and ultimately settled in May 2002 for an amount of $500. The Company is not involved in any other legal proceedings.

             ACT MANUFACTURING (THAILAND) PUBLIC COMPANY LIMITED.
                                AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                                November 24, 2001

                               In Thousands of US$


(12)  SUBSEQUENT EVENTS


          On December 21, 2001, ACT Inc. filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code. ACT Inc.'s bankruptcy filing does not include its foreign operations; however, ACT Inc. does serve as guarantor of the Company's credit facilities agreement dated March 29, 2001. The Company has since received written confirmation from its lenders that the bankruptcy petition of ACT Inc. does not presently constitute a breach of the Guarantee or cause a default of the Agreement by the Company. The Company and ACT Inc. have notified the banks of the bankruptcy filing as is stipulated in the agreement.

          On July 29, 2002, Benchmark Electronics, a registered corporation in the United States, purchased ACT Inc.'s 99.77% shareholding in the Company. The purchase was pursuant to the terms of an Asset and Share Purchase Agreement dated July 2, 2002 between Benchmark Electronics and ACT Inc. The purchase agreement was approved by the bankruptcy court.